UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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resTORbio, Inc.

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SUPPLEMENT TO

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DATED MARCH 27, 2020

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2020

This supplement (the “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of resTORbio, Inc. (“resTORbio”) previously scheduled to be held on May 6, 2020, which will now be held on June 3, 2020.

On March 27, 2020, resTORbio commenced distributing to its shareholders a Notice of the 2020 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting previously to be held on May 6, 2020. This Supplement, which describes a change in (i) the location of the Annual Meeting from an in-person to a virtual-only meeting and (ii) the date of the annual meeting from May 6, 2020 to June 3, 2020, should be read in conjunction with the Notice and Proxy Statement.

Change in Annual Meeting Location and Date; Virtual-Only Meeting to be Held

On April 30, 2020, resTORbio issued a press release announcing that, resTORbio will change the date of its Annual Meeting to June 3, 2020 at 1:00 p.m. ET and will host the Annual Meeting virtually due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants.

The Annual Meeting will be held in a virtual format only at 1:00 p.m. (ET) on Wednesday, June 3, 2020. Shareholders will not be able to attend the Annual Meeting in person.

Shareholders of record may vote by internet at www.proxyvote.com, by telephone using a touch-tone telephone at 1-800-690-6903 or by marking, signing and dating the proxy card and returning it in the postage-paid envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. ET on June 2, 2020.

As described in the Notice and Proxy Statement, shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the Annual Meeting. Shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the 2020 annual meeting. To attend and participate in the Annual Meeting, shareholders must register in advance at http://viewproxy.com/restorbio/2020 (the “Meeting Registration Website”) prior to the deadline of 11:59 p.m. ET on June 1, 2020. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting. Eligible participants who have difficulty accessing the virtual meeting or the Meeting Registration Website may call the technical support number provided.

Please note that the proxy card and voting instruction form included with previously-distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the annual meeting. Whether or not shareholders plan to attend the virtual-only annual meeting, resTORbio urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

By Order of the Board of Directors,

/ s/ Chen Shor

President, Chief Executive Officer and Secretary

April 30, 2020

In addition, on April 30, 2020, the Company issued the following press release related to the date change and change to a virtual format.

FOR IMMEDIATE RELEASE

resTORbio to Host its 2020 Annual Shareholder Meeting Virtually on June 3, 2020

Boston, MA, April 30, 2020 - resTORbio, Inc. (Nasdaq: TORC) today announced that due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of its employees, stockholders, and other meeting participants, the company has changed the date and format of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will now be held at 1:00 p.m. (ET) on Wednesday, June 3, 2020 by means of a virtual meeting format only instead of the date and location previously disclosed in resTORbio’s proxy materials filed with the Securities and Exchange Commission on March 27, 2020. Shareholders will not be able to attend the 2020 annual meeting in person.

Shareholders at the close of business on the record date, March 16, 2020, are entitled to attend the 2020 annual meeting. To attend and participate in the Annual Meeting, shareholders must register in advance at http://viewproxy.com/restorbio/2020 (the “Meeting Registration Website”) prior to the deadline of 11:59 p.m. ET on June 1, 2020. Upon completing registration, eligible participants will receive further instructions via email, including unique links that will allow such eligible participants to access the meeting. Eligible participants who have difficulty accessing the virtual meeting or the Meeting Registration Website may call the technical support number provided.

Shareholders of record may vote by internet at www.proxyvote.com, by telephone using a touch-tone telephone at 1-800-690-6903 or by marking, signing and dating the proxy card and returning it in the postage-paid envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. ET on June 2, 2020.

Please note that the proxy card and voting instruction form included with previously distributed proxy materials will not be updated to reflect the change from an in-person meeting to a virtual-only meeting and may be used to vote shares in connection with the annual meeting. Whether or not shareholders plan to attend the virtual-only annual meeting, resTORbio urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials.

About resTORbio

resTORbio, Inc. is a clinical-stage biopharmaceutical company developing innovative medicines that target the biology of aging to treat aging-related diseases. resTORbio’s lead program selectively inhibits TORC1, an evolutionarily conserved pathway that contributes to the decline in function of aging organ systems, including neurologic function. Learn more about resTORbio, Inc. at www.resTORbio.com.

Investor Contact
Janhavi Mohite
Stern Investor Relations, Inc.
212-362-1200
janhavi.mohite@sternir.com

Media Contact
Lauren Arnold
MacDougall
617-694-5387
larnold@macbiocom.com